LICENSE AGREEMENT

This license agreement ("AGREEMENT") is by and between Lalit Kumar Jain, an individual residing at 24 Queensberry Street, No. 14, Boston, Massachusetts 02215 ("LICENSOR") and Angstrom Microsystems, Inc., a Delaware corporation having its principal place of business at 25 Drydock Avenue, 7th Floor, Boston, Massachusetts 02210 ("LICENSEE") (together LICENSOR and LICENSEE are the "PARTIES"). This AGREEMENT is effective as of the date that it is executed by both of the PARTIES.

WHEREAS, LICENSOR is the owner of Provisional U.S. Patent Application No. 60/910460 filed April 6, 2007, and Provisional U.S. Patent Application No. 60/910463_filed April 6, 2007 (collectively, the "Provisional Applications"), and non-provisional U.S. Patent Application No. 12/098383 filed April 4, 2008 claiming the priority of the Provisional Applications and non-provisional U.S. Patent Application No. 12/099102, filed April 7, 2008, together with any foreign patent applications constituting foreign counterparts of the same, and any patents issuing on any of them, together with any continuing, divisional and related applications of any of the above, and the technology disclosed in the Provisional Application and the non-provisional applications, any presently existing related technology, owned by Licensor and presently in existence, collectively referred to herein as the "Patent Applications").

WHEREAS, LICENSEE desires to license the Patent Applications and practice the technology disclosed in the Patent Applications by, among other things, making, using, and selling devices of the type disclosed, and/or taught and/or claimed in the Patent Applications;

WHEREAS, LICENSOR is hereby licensing all his rights in the Patent Applications, including the related technology throughout the world.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this AGREEMENT, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. **GENERAL DEFINITIONS.** LICENSOR and LICENSEE agree that the following defined terms are material elements of this Agreement.

   1.1. LICENSOR means Lalit Kumar Jain, and his successors and assigns.

   1.2. LICENSEE means Angstrom Microsystems, Inc., and its successors, assignees and AFFILIATES.

   1.3. AFFILIATE or AFFILIATES means any corporation or other business entity controlled by, controlling, or under common control with LICENSEE.

   1.4. LICENSED TERRITORY means the World.

1.5. LICENSED PRODUCT means devices of the type disclosed, taught, and/or claimed in the Patent Applications.

2. LICENSE GRANTED BY LICENSOR TO LICENSEE

2.1. LICENSOR hereby grants to LICENSEE, subject to the terms and conditions specified in this AGREEMENT, an irrevocable, non-royalty-bearing, perpetual exclusive license to exploit the Patent Applications in the LICENSED TERRITORY, together with the right to sublicense the same without accounting to LICENSOR.

3. OTHER INTELLECTUAL PROPERTY EXCEPTED.

3.1. This AGREEMENT does not grant LICENSEE any rights in or to technology or intellectual property owned or licensed by LICENSOR other than as specifically set forth in this AGREEMENT.

4. MAINTENANCE AND ENFORCEMENT OF PATENTS ISSUING ON THE PATENT APPLICATIONS

4.1. LICENSEE shall use its best efforts to prosecute the Patent Applications and will maintain any patents issuing on the Patent Applications in force during the full extent of their potential legal terms.

4.2. LICENSEE shall immediately notify LICENSOR of any unauthorized use of the technology claimed in the Patent Applications which becomes known to LICENSEE.

4.3. LICENSEE shall have the sole right to bring suit under the Patent Applications. If LICENSEE files suit against any alleged infringer, then LICENSOR shall cooperate with LICENSEE, at the expense of LICENSEE, in the prosecution of such litigation.

4.4. LICENSEE shall control the litigation in its sole discretion.

5. WARRANTIES AND REPRESENTATIONS

5.1. LICENSOR represents that to the best of its knowledge and belief, the execution of this AGREEMENT will not violate any contract with or obligation owed to another and that LICENSOR has the authority and right to grant the licenses herein.

5.2. LICENSEE represents that to the best of its knowledge and belief the execution of this AGREEMENT will not violate any contract with or obligation owed to another.

5.3. Without conceding that this AGREEMENT is subject to the Uniform Commercial Code or other similar law relating to the sales of goods,

LICENSOR disclaims all warranties, express or implied, including, but not limited to, any warranties of title or noninfringement as to goods and services furnished by any supplier (other than itself, although this exception does not in itself constitute the making of an express or implied warranty of any kind) any warranties of merchantability or fitness for a particular purpose any warranties respecting patentability, and any warranties respecting any right to practice the technology disclosed in the patent applications.

5.4. LICENSOR shall not be liable for any incidental or consequential damages to LICENSEE or any other party with respect to goods or services furnished by any supplier, including, without limitation, death, bodily injury, or property damage, whether or not LICENSOR knows or has reason to know of the possibility of any such damages.

6. GRANT OF RIGHTS

6.1. This AGREEMENT shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

7. TERM AND TERMINATION

7.1. This AGREEMENT shall be continuous and coextensive with the term of the Patent Applications and any patents issuing thereon.

7.2. If this AGREEMENT is terminated for any reason, LICENSEE shall immediately cease practice of technology covered by the Patent Applications.

7.3. The failure of either Party to exercise any powers and rights granted by this clause shall not in any way whatsoever prejudice any rights it may have against the other party pursuant to the provisions of this AGREEMENT.

8. NOTICES.

8.1. Any notice, request or consent required to be given pursuant to this AGREEMENT shall be in writing and shall be transmitted by facsimile transmission to the number indicated below with confirmation by first class mail, postage prepaid addressed as follows:

To LICENSOR:

Mr. Lalit Kumar Jain
24 Queensberry Street, No. 14
Boston, Massachusetts 02215
Telephone:
Facsimile:

To LICENSEE: Angstrom Microsystems, Inc.
25 Drydock Avenue, 7th Floor
Boston, Massachusetts 02210
Telephone: 617-695-0137 x 11
Facsimile: 617-249-0132

8.2. Each party may change its address, telephone numbers, or contact person by giving written notice of its new address to the other party in the manner provided in this AGREEMENT.

9. MISCELLANEOUS.

9.1. This AGREEMENT embodies the entire understanding between the parties with respect to the subject matter hereof, and supersedes all previous arrangements and understandings, oral or written, relating to that subject matter. No party shall be bound by any agreement, amendment, or warranty relating to the subject matter of this AGREEMENT unless such is made subsequent to this AGREEMENT and is in writing and signed by a person authorized on behalf of the party against whom such agreement, amendment, or warranty is to be enforced.

9.2. The failure of any party at any time or times to require performance by the other party of any provision of this AGREEMENT shall in no manner affect the right of such party thereafter to enforce the provision, and the waiver by any party of any breach of any provision of this AGREEMENT shall never be construed to be a waiver of any succeeding breach of the provision or a waiver of the provision itself.

9.3. Nothing in this AGREEMENT shall be deemed or construed to constitute or create between the parties a partnership, joint venture, or agency. This AGREEMENT shall not cause either party to be the legal representative or agent of the other party, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other PARTY.

9.4. This AGREEMENT shall be deemed drafted equally by both parties. Its language shall be constituted as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this AGREEMENT are for convenience and are not intended to affect construction or interpretation.

9.5. The parties to this AGREEMENT acknowledge that this AGREEMENT may be executed in several counterparts, all of which taken together shall constitute one single agreement. The parties agree to execute any further documents as may be necessary to effectuate the terms and provisions of this AGREEMENT, but this obligation shall not extend to any document that alters or amends the terms of this AGREEMENT.

9.6. This AGREEMENT will be interpreted under and governed by the laws of the State of Massachusetts. Any dispute concerning or relating to this AGREEMENT shall be filed only in the state or federal courts in Boston. LICENSEE and LICENSOR hereby submit to and agree that jurisdiction and venue will lie in the state and federal courts of Boston.

9.7. Should any provision of this AGREEMENT be rendered unlawful or invalid because of any existing or subsequently enacted law or by a decree or order of a court, the remaining provisions will continue in full force and effect.

9.8. No custom or practice which may develop or be established between the parties and their licensees or their servants or agents shall be able to be relied upon to waive or lessen the right of one party to insist upon the performance by the other party of any of the provisions of this AGREEMENT either express or implied or exercise any rights given to the parties by reason of any such default.

IN WITNESS WHEREOF, the PARTIES have caused duplicate copies of this LICENSE AGREEMENT to be executed by their duly authorized representatives.

LALIT KUMAR JAIN, an Individual	ANGSTROM MICROSYSTEMS, INC., a Delaware corporation
Name:__	Name:
Title:__________________________	Title:___President
Date:_April 8, 2008	Date: April 8, 2008